1994

            FIRST UNION CORPORATION
            SECOND QUARTER REPORT

      (Logo of First Union appears here)

                    LETTER FROM THE CHAIRMAN


Our earnings in the second quarter of 1994, led by significant loan growth, rose to $223 million in net income applicable to common stockholders, or $1.32 per common share.

  First Union earned $217 million, or $1.27 per share, in the first quarter of 1994 and $221 million, or $1.32, in the second quarter a year ago. The second quarter of 1993 included $44 million, or 16 cents per share, in merchant banking gains.

  In the first half of 1994, net income applicable to common stockholders was $440 million, or $2.59 per share, compared with $414 million, or $2.49 per share, in the first half of 1993.

  Key factors in First Union's second quarter 1994 earnings included:
  (bullet) Loan growth of $2.2 billion, up 5 percent from the first quarter; (bullet) Continued growth in net interest income; and (bullet) Continued improvement in credit quality, including a 17 percent, or $134 million, reduction in nonperforming assets since the first quarter and net charge-offs of .27 percent, among the lowest in the banking industry, resulting in a flat loan loss provision.

  Throughout the rest of 1994, we will continue to make strategic investments to strengthen our commercial and consumer banking operations and to leverage our extensive branch network. We are laying the groundwork for our goal of continuing to achieve superior results for our stockholders.

  Well under way is a strategic initiative in the Capital Markets arena that broadens our ability to offer products and services such as loan syndications and private placements. In addition, we are streamlining the commercial lending process to become more responsive to customers' needs.

  First Union's mutual funds initiative, which includes licensing two employees in virtually every branch to sell mutual funds, was enhanced with the acquisition of the investment adviser to the Evergreen Funds, a nationally recognized family of mutual funds. This acquisition was consummated on June 30, 1994.

  Consumer lending, primarily in credit cards, direct and indirect loans, led loan growth. Commercial loan growth came primarily from Florida, North Carolina, the Capital Markets Group, Georgia and Virginia.

  In addition, during the second quarter of 1994, First Union announced a 15 percent increase in its common stock dividend to 46 cents per share, or $1.84 on an annualized basis.

  The first half of 1993 includes the purchase accounting acquisitions of Georgia Federal Bank from June 12, 1993, and First American Metro Corp. from June 23, 1993.

  At June 30, 1994, First Union had assets of $72.6 billion and 1,314 banking offices in Florida, North Carolina, Georgia, Virginia, South Carolina, Tennessee, Maryland and Washington, D.C., and 215 nonbanking offices in 39 states.

  Thank you for your interest in First Union.
  Sincerely,
  (Signature of Edward E. Crutchfield Jr. appears here)
  Edward E. Crutchfield Jr., Chairman and Chief Executive Officer

                                      FINANCIAL TABLES
                       First Union Corporation and Subsidiaries
                                       (Unaudited)


FINANCIAL HIGHLIGHTS


                                              Three Months Ended      Percent      Six Months Ended     Percent
                                                   June 30,           Increase        June 30,          Increase
(In thousands except per share data)             1994      1993      (Decrease)    1994        1993    (Decrease)

Net income                                    $229,620    226,771        1.3%    $452,079     426,763     5.9%
Dividends on preferred stock                     6,201      6,167         .6       11,927      13,171    (9.4)
Net income applicable to common stockholders  $223,419    220,604        1.3%    $440,152     413,592     6.4%
Net income per common share                      $1.32       1.32         --%       $2.59        2.49     4.0%
Average common shares                          169,779    166,972        1.7      169,689     166,122     2.1
Common stockholders' equity (a)             $5,228,205  4,582,577       14.1   $5,228,205   4,582,577    14.1
Total stockholders' equity (a)               5,512,246  4,866,617       13.3    5,512,246   4,866,617    13.3
Book value per common share                     $30.26      27.27       11.0       $30.26       27.27    11.0
Actual common shares                           172,797    168,042        2.8      172,797     168,042     2.8
Common stock period-end price                  $46.125     48.500       (4.9)     $46.125      48.500    (4.9)
Series 1990 preferred stock period-end price   $52.750     54.875       (3.9)%    $52.750      54.875    (3.9)%




EARNINGS SUMMARY


                                                                                                         2Q '94
                                                                 1994                  1993                vs.
(In thousands except per share data)                         2Q         1Q       4Q      3Q       2Q     2Q '93

Net interest income (b)                                    $775,005   750,409  733,280  728,773  708,186    9.4%
Provision for loan losses                                    25,000    25,000   49,973   50,001   61,450  (59.3)
Net interest income after provision for loan losses (b)     750,005   725,409  683,307  678,772  646,736   16.0
Securities available for sale transactions                   (2,935)    4,300    2,804    4,142    1,505 (295.0)
Investment security transactions                                694       615    3,049      815    3,571  (80.6)
Noninterest income                                          276,011   275,781  317,727  287,998  305,356   (9.6)
Noninterest expense                                         651,220   639,841  687,922  664,388  591,042   10.2
Income before income taxes (b)                              372,555   366,264  318,965  307,339  366,126    1.8
Income taxes                                                119,223   120,001   98,469   84,286  115,465    3.3
Tax-equivalent adjustment                                    23,712    23,804   25,153   27,638   23,890    (.7)
Net income                                                  229,620   222,459  195,343  195,415  226,771    1.3
Dividends on preferred stock                                  6,201     5,726    5,489    6,240    6,167     .6
Net income applicable to common stockholders               $223,419   216,733  189,854  189,175  220,604    1.3%
Net income per common share                                   $1.32      1.27     1.12     1.12     1.32     --%


(a) Common stockholders' equity and total stockholders' equity exclude net unrealized losses on debt and equity securities of $123,665,000 at June 30, 1994.
(b) Tax-equivalent.

                               FINANCIAL TABLES
                 First Union Corporation and Subsidiaries
                                 (Unaudited)

OTHER FINANCIAL DATA


                                                     1994                                       1993                 Six Months
(Dollars in thousands)                         2Q             1Q             4Q            3Q          2Q         1994         1993

Return on average assets (a)(b)	               1.28%          1.28           1.07          1.08        1.39       1.28         1.34
Return on average common equity (a)(c)        17.53          17.54          15.55         16.11       19.93      17.53        19.19
Net interest margin                            4.78           4.79           4.61          4.65        4.92       4.78         4.96
Allowance as % of loans, net                   2.06           2.17           2.18          2.23        2.26       2.06         2.26
Allowance as % of nonaccrual and
    restructured loans                          192            168            147           112         110        192          110
Allowance as % of nonperforming assets          152%           127            111            85          81        152           81
Loan losses                                 $54,517         56,068         86,602        78,797      87,620    110,585      164,161
Loan recoveries	                             22,746         24,878         27,406        21,419      15,306     47,624       29,048
   Loan losses, net                         $31,771         31,190         59,196        57,378      72,314     62,961      135,113
As % of average loans, net (a)                  .27%           .27            .51           .50         .69        .27          .65
Nonperforming assets (d)
   Commercial nonaccrual                   $159,858        189,759        242,241       321,699     442,411    159,858      442,411
   Real estate nonaccrual                   363,433        412,748        425,101       580,508     483,428    363,433      483,428
      Total nonaccrual loans                523,291        602,507        667,342       902,207     925,839    523,291      925,839
   Restructured loans                         2,730          2,742         26,544        18,617      18,613      2,730       18,613
   Foreclosed properties                    136,408        191,153        222,503       288,818     328,735    136,408      328,735
      Total nonperforming assets           $662,429        796,402        916,389     1,209,642   1,273,187    662,429    1,273,187
As % of loans, net and foreclosed
    properties                                 1.35%          1.70           1.95          2.60 	 2.75       1.35         2.75
Southeast segregated loss-sharing
  nonperforming assets
   Nonaccrual loans                        $201,020        234,907         254,496      282,239     327,301    201,020      327,301
   Foreclosed properties                     98,923        103,330         126,019      142,347     150,527     98,923      150,527
      Total                                 299,943        338,237         380,515      424,586     477,828    299,943      477,828
Less FDIC loss-sharing (e)                 (254,952)      (287,501)       (323,438)    (360,898)   (406,154)  (254,952)    (406,154)
      Total                                 $44,991(f)      50,736          57,077       63,688      71,674     44,991       71,674


(a) Quarterly amounts annualized.
(b) Based on net income.
(c) Based on net income applicable to common stockholders and average common stockholders' equity excluding 1994 average net unrealized gains or losses on debt and equity securities.
(d) Excludes nonperforming assets related to Southeast Banks.
(e) For a five-year period that began September 19, 1991, the FDIC will reimburse First Union for 85 percent of all net charge-offs related to acquired Southeast Banks loans except installment loan reimbursements, which will decline 5 percent per year to 65 percent by 1996.
(f) Allowance for losses on segregated assets amounted to $29,590,000 at June 30, 1994. This amount is not included in the allowance for loan losses.

                              Financial Tables
                     First Union Corporation and Subsidiaries
                                (Unaudited)

Average Balance Sheet Summary


                                                                                                           2Q '94
                                             1994                                1993                        vs.
(In thousands)	                       2Q            1Q             4Q            3Q            2Q         2Q '93

Loans, net                         $47,321,742    46,222,187    46,221,733    45,527,753     41,700,679     13.5%
Earning assets                      64,947,525    62,907,917    63,495,402    62,567,359     57,645,461     12.7
Total assets                        71,826,000    70,343,508    72,186,652    71,461,778     65,431,136      9.8
Noninterest-bearing deposits        10,067,077    10,072,065    10,609,800    10,067,212      9,079,037     10.9
Consumer time deposits              39,374,766    39,534,757    39,837,463    40,282,564     36,944,334      6.6
Other time deposits                  2,895,097     2,349,622     2,358,917     2,342,266      2,243,157	    29.1
Common stockholders' equity (a)      5,112,116     5,012,086     4,843,889     4,657,544      4,439,393	    15.2
Total stockholders' equity (a)     $ 5,396,156	   5,296,126     5,127,929     4,941,584      4,732,645     14.0%


Capital Ratios (b)

Tier 1 capital                           9.78%          9.36          9.14          8.63           7.97
Total capital                           15.12          15.15         14.64         13.78          12.21
Leverage                                 6.65%          6.57          6.13          5.94           6.20


Intangible Assets

(In thousands)
Intangible assets
   Goodwill                        $  682,570	     703,559       712,485       728,107        738,284
   Deposit base premium               224,918        240,935       255,359       268,527        272,689
   Other                                9,118          9,817        10,468        11,172         11,830
     Total                         $  916,606        954,311       978,312     1,007,806      1,022,803
Mortgage servicing rights          $   79,826         82,102        87,350        94,432        124,726
Credit card premium                $   67,524         71,538        75,588	  79,893         73,836


(a) Average common stockholders' equity and average total stockholders' equity exclude average net unrealized losses on debt and equity securities of $90,899,000 in the second quarter of 1994.
(b) Second quarter 1994 ratios are based on estimates and exclude net unrealized losses on debt and equity securities of $123,665,000.

                                 Consolidated Statements of Income
                              First Union Corporation and Subsidiaries
                                            (Unaudited)

                                                                                Three Months Ended          Six Months Ended
                                                                                      June 30,                  June 30,
(In thousands)                                                                  1994          1993          1994        1993

Interest Income
   Interest and fees on loans                                                $  999,611      893,699     1,945,762    1,784,920
   Interest and dividends on securities available for sale                      147,755       83,578       295,313      154,120
   Interest and dividends on investment securities
     Taxable income                                                              26,632       98,856        45,461      199,573
     Non-taxable income                                                          24,341       19,701        48,951       40,009
   Trading account interest                                                      13,377        6,778        23,769       11,933
   Other interest income                                                         23,490       10,671        38,558       22,630
     Total interest income                                                    1,235,206    1,113,283     2,397,814    2,213,185
Interest Expense
   Interest on deposits                                                         333,182      316,682       651,866      638,767
   Interest on short-term borrowings                                            103,029       74,721       182,133      140,629
   Interest on long-term debt                                                    47,702       37,584        85,917       77,158
     Total interest expense                                                     483,913      428,987       919,916      856,554
Net interest income                                                             751,293      684,296     1,477,898    1,356,631
Provision for loan losses                                                        25,000       61,450        50,000      121,779
Net interest income after provision for loan losses                             726,293      622,846     1,427,898    1,234,852
Noninterest Income
   Trading account profits                                                       10,247       10,141        17,570       15,780
   Service charges on deposit accounts                                          107,083       97,894       215,105      195,106
   Mortgage banking income                                                       12,239       35,351        31,660       73,839
   Capital management income                                                     50,380       51,814       101,329      102,209
   Securities available for sale transactions                                    (2,935)       1,505         1,365       18,821
   Investment security transactions                                                 694        3,571         1,309        3,571
   Merchant discounts                                                            15,283       13,207        29,644       27,647
   Insurance commissions                                                         10,705       11,648        20,695       21,913
   Sundry income                                                                 70,074       85,301       135,789      122,867
     Total noninterest income                                                   273,770      310,432       554,466      581,753
Noninterest Expense
   Personnel expense                                                            312,718      269,543       622,358      541,240
   Occupancy                                                                     56,882       51,830       117,273      103,631
   Equipment rentals, depreciation and maintenance                               52,435       41,977       109,135       87,620
   Postage, printing and supplies                                                23,910       22,699        49,192       42,023
   FDIC insurance                                                                30,155       28,510        60,094       56,916
   Owned real estate expense                                                      4,908       10,509        10,204       20,332
   Amortization                                                                  32,355       52,264        68,733      107,040
   Sundry                                                                       137,857      113,710       254,072      210,535
     Total noninterest expense                                                  651,220      591,042     1,291,061    1,169,337
Income before income taxes                                                      348,843      342,236       691,303      647,268
Income taxes                                                                    119,223      115,465       239,224      220,505
     Net income                                                                 229,620      226,771       452,079      426,763
Dividends on preferred stock                                                      6,201        6,167        11,927       13,171
     Net income applicable to common stockholders                            $  223,419      220,604       440,152      413,592

                                         Consolidated Balance Sheets
                                  First Union Corporation and Subsidiaries
                                                (Unaudited)

                                                                                                                 June 30,
(In thousands)                                                                                            1994          1993
Assets
   Cash and due from banks                                                                            $ 2,809,958     3,210,877
   Interest-bearing bank balances                                                                       1,387,532       256,230
   Federal funds sold and securities purchased under resale agreements                                  1,909,486     2,433,874
     Total cash and cash equivalents                                                                    6,106,976     5,900,981
   Trading account assets                                                                                 933,011       565,347
   Securities available for sale                                                                        9,709,341     6,344,036
   Investment securities                                                                                2,995,102     7,853,423
   Loans, net of unearned income                                                                       48,925,495    45,902,305
   Allowance for loan losses                                                                           (1,007,839)   (1,036,539)
     Loans, net                                                                                        47,917,656    44,865,766
   Premises and equipment                                                                               1,518,171     1,500,088
   Due from customers on acceptances                                                                       94,535       168,231
   Mortgage servicing rights                                                                               79,826       124,726
   Credit card premium                                                                                     67,524        73,836
   Other intangible assets                                                                                916,606     1,022,803
   Southeast segregated assets                                                                            270,353       438,736
   Other assets                                                                                         1,995,300     3,100,966
     Total assets                                                                                     $72,604,401    71,958,939

Liabilities and Stockholders' Equity
   Deposits
     Noninterest-bearing deposits                                                                      10,207,807    10,186,909
     Interest-bearing deposits                                                                         43,564,453    45,249,962
        Total deposits                                                                                 53,772,260    55,436,871
   Short-term borrowings                                                                                8,959,378     6,720,792
   Bank acceptances outstanding                                                                            94,535       168,231
   Other liabilities                                                                                    1,260,203     1,974,808
   Long-term debt                                                                                       3,129,444     2,791,620
        Total liabilities                                                                              67,215,820    67,092,322
   Stockholders' Equity
     Preferred stock
        Class A, authorized 40,000,000 shares
           Series A, 11% cumulative perpetual; $25.00 stated and liquidation value                           -            -
           Series A, $2.50 cumulative convertible, no par value; $25.00 stated and liquidation value         -            -
           Series B, none issued                                                                             -            -
           Series 1990 cumulative perpetual adjustable rate, no par value;
              $5.00 liquidation value; authorized 10,000,000 shares                                        31,592        31,592
     Common stock, $3.33 1/3 par  value; authorized 750,000,000 shares                                    575,989	560,138
     Paid-in capital                                                                                    1,576,872     1,501,274
     Retained earnings                                                                                  3,327,793     2,773,613
     Unrealized loss on debt and equity securities                                                       (123,665)        -
        Total stockholders' equity                                                                      5,388,581     4,866,617
        Total liabilities and stockholders' equity                                                    $72,604,401    71,958,939

BOARD OF DIRECTORS
G. Alex Bernhardt                              Torrence E. Hemby Jr.
President and Chief Executive Officer,         President,
Bernhardt Furniture Company                    Beverly Crest Corporation
Lenoir, North Carolina                         Charlotte, North Carolina

W. Waldo Bradley                               Leonard G. Herring
Chairman,                                      President and Chief Executive Officer,
Bradley Plywood Corporation                    Lowe's Companies Inc.
Savannah, Georgia                              North Wilkesboro, North Carolina

Robert J. Brown                                Jack A. Laughery
Chairman, President and                        Investor
Chief Executive Officer,                       Rocky Mount, North Carolina
B&C Associates, Inc.
High Point, North Carolina                     Max Lennon
                                               President and Chief Executive Officer,
Edward E. Crutchfield Jr.                      Eastern Foods Inc.
Chairman and Chief Executive Officer,          Atlanta, Georgia
First Union Corporation
Charlotte, North Carolina                      Radford D. Lovett
                                               Chairman,
Robert D. Davis                                Commodores Point Terminal Corporation
Chairman,                                      Jacksonville, Florida
D.D.I. Inc.
Jacksonville, Florida                          Henry D. Perry Jr.
                                               Physician
R. Stuart Dickson                              Plantation, Florida
Chairman of Executive Committee,
Ruddick Corporation                            Randolph N. Reynolds
Charlotte, North Carolina                      Vice Chairman,
                                               Reynolds Metals Company
B.F. Dolan                                     Richmond, Virginia
Investor
Charlotte, North Carolina                      Ruth G. Shaw
                                               Senior Vice President
Roddey Dowd Sr.                                for Corporate Resources,
Chairman,                                      Duke Power Company
Charlotte Pipe & Foundry Co.                   Charlotte, North Carolina
Charlotte, North Carolina
                                               Lanty L. Smith
John R. Georgius                               Chairman and Chief Executive Officer,
President,                                     Precision Fabrics Group Inc.
First Union Corporation                        Greensboro, North Carolina
Charlotte, North Carolina
                                               Dewey L. Trogdon
William H. Goodwin Jr.                         Chairman,
Chairman,                                      Cone Mills Corporation
AMF Companies                                  Greensboro, North Carolina
Richmond, Virginia
                                               John D. Uible
Brenton S. Halsey                              Investor
Chairman Emeritus,                             Jacksonville, Florida
James River Corporation
Richmond, Virginia                             B.J. Walker
                                               Vice Chairman,
Howard H. Haworth                              First Union Corporation
President,                                     Jacksonville, Florida
The Haworth Group
Morganton, North Carolina                      Kenneth G. Younger
                                               Consultant
                                               Gastonia, North Carolina

(First Union logo)          FIRST UNION                              Bulk Rate
                            CORPORATION                           U.S. Postage
                                                                          PAID
                            Two First Union Center              Charlotte, N.C.
                            Charlotte, NC 28288-0570             Permit No. 34




This First Union quarterly report includes information released to the public and the news media on July 14, 1994. You may obtain a copy of our Second Quarter Financial Supplement, which contains more detailed financial and other information, by writing to Investor Relations, Two First Union Center, Charlotte, North Carolina 28288-0206. There is no charge.